Exhibit 99.1

ALLFAST FASTENING SYSTEMS, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

For the year ended December 31, 2013

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
FINANCIAL REPORT
For the year ended December 31, 2013

TABLE OF CONTENTS

PAGE

Independent auditor's report	1

Consolidated financial statements:

Balance sheet	2
Statement of income and retained earnings	3
Statement of cash flows	4
Notes to financial statements	5-8

Independent Auditor's Report

The Board of Directors
Allfast Fastening Systems, Inc. City of Industry, California

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Allfast Fastening Systems, Inc. and subsidiary, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allfast Fastening Systems, Inc. and subsidiary as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Gumbiner Savett, Inc.

Santa Monica, California
April 7, 2014

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
December 31, 2013

ASSETS

CURRENT ASSETS
Cash	$9,080,761
Accounts receivable, net of allowance for doubtful accounts of $164,000	3,619,120
Inventories	15,741,409
Prepayments and other current assets	393,357

TOTAL CURRENT ASSETS	$28,834,647

PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation	9,350,345

OTHER ASSETS
Goodwill	421,796
Other	623,470

TOTAL OTHER ASSETS	1,045,266

TOTAL ASSETS	$39,230,258

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,889,578

COMMITMENTS

STOCKHOLDER'S EQUITY
Common stock, $1 par value: Authorized, 1,000 shares; Outstanding, 1,000 shares	1,000
Additional paid in capital	262,151
Retained Earnings	35,831,603
36,094,754

Less: Receivable from stockholder	(754,074)

TOTAL STOCKHOLDER'S EQUITY	35,340,680

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$39,230,258

The accompanying notes are an integral part of this consolidated financial statement.

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
For the year ended December 31, 2013

SALES	$53,891,476	100.0%

COST OF SALES	29,123,102	54.0

GROSS PROFIT	24,768,374	46.0

OPERATING EXPENSES
Selling, general and administrative	10,175,757	18.9
Research and development	1,153,389	2.1

TOTAL OPERATING EXPENSES	11,329,146	21.0

INCOME FROM OPERATIONS	13,439,228	25.0

INCOME TAXES	27,809	0.1

NET INCOME	13,411,419	24.9%

RETAINED EARNINGS - BEGINNING OF YEAR	32,897,172

DIVIDENDS	(10,476,988)

RETAINED EARNINGS - END OF YEAR	$35,831,603

The accompanying notes are an integral part of this consolidated financial statement.

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the year ended December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,411,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,866,289
Loss on sale of property and equipment	7,082
Bad debt expense	960
Interest income accrued on stockholder loan that was charged to distributions	(15,081)
Changes in assets and liabilities:
Accounts receivable	1,957,024
Inventories	(2,383,060)
Prepayments and other assets	(4,387)
Accounts payable and accrued expenses	902,350

Net cash provided by operating activities	15,742,596

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment purchased	(2,466,503)
Proceeds from sale of property and equipment	44,000

Net cash used for investing activities	(2,422,503)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(9,707,834)

NET CHANGE IN CASH	3,612,259

CASH-BEGINNING OF YEAR	5,468,502

CASH-END OF YEAR	$9,080,761

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for income taxes amounted to $27,000.

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Receivable from stockholder was reduced by $754,073 and classified as a dividend.

The accompanying notes are an integral part of this consolidated financial statement.

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2013

Allfast Fastening Systems, Inc. (the "Company") is a manufacturer of solid and blind rivets, blind bolts and installation tooling for the aerospace industry. Allfast International Sales Corp. ("AISC") is a wholly-owned subsidiary of the Company. AISC acts as a foreign sales agent for the Company and charges the Company a commission on the Company's foreign sales.
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of consolidation:
The consolidated financial statements include the accounts of the Company and AISC. All significant intercompany accounts, transactions and profits have been eliminated upon consolidation.
Use of estimates:
To conform with generally accepted accounting principles, management makes estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates.
Accounts receivable:
Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.
Advertising costs:
Advertising costs are expensed in the period during which the costs are incurred. For the year ended December 31, 2013, advertising expense amounted to $226,491.
Allowance for doubtful accounts:
The allowance for doubtful accounts on accounts receivable is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.
Inventories:
Inventories are stated at the lower of cost (standard cost method) or market.
Goodwill:
Goodwill is not amortized, but instead tested for any impairment annually.
Depreciation:
Depreciation is computed principally on the straight-line method based on the estimated useful lives of assets, generally as follows:

Machinery and equipment	8 years
Office furniture and equipment	3-5 years
Transportation equipment	5 years
Leasehold improvements are amortized over the shorter of the life of the applicable lease or the life of the asset.
Long-lived assets:
The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable.

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
For the year ended December 31, 2013

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
S corporation election:
The Company and its stockholder have elected to treat corporate taxable income as income to its stockholder. Accordingly, federal and state income taxes are liabilities of the stockholder and not of the Company, except that California levies a 1.5% corporate tax on electing corporations. For the year ended December 31, 2013, the Company utilized research and development tax credits to reduce its tax liability to California. The Company is also subject to taxes imposed by the state of Washington.
Research and development costs:
Research and development costs are charged to operations when incurred.
NOTE 2: INVENTORIES
As of December 31, 2013, inventories consisted of the following:

Raw materials	$3,674,057
Work-in-process	4,591,176
Finished goods	7,476,176

$15,741,409
NOTE 3: PROPERTY AND EQUIPMENT
As of December 31, 2013, property and equipment consisted of the following:

Machinery and equipment	$21,132,667
Office furniture and equipment	872,158
Transportation equipment	190,100
Leasehold improvements	2,353,167
24,548,092
Less accumulated depreciation	15,197,747
$9,350,345
NOTE 4: NOTE PAYABLE, BANK
The Company has a $30,000,000 revolving credit agreement with a bank through July 31, 2015. Interest is payable monthly at various adjustable interest rates. Borrowings under the agreement are guaranteed by the Company's stockholder. As of December 31, 2013, there was no balance outstanding under this agreement.
NOTE 5: EMPLOYEE BENEFIT PLAN
Under a defined contribution retirement plan (the "Plan"), the Company contributes a discretionary amount. The Company contributed approximately $203,000 to the Plan for the year ended December 31, 2013.

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
For the year ended December 31, 2013

NOTE 6: COMMITMENTS AND RELATED PARTY TRANSACTIONS
Commitments:
The Company leases its facilities in City of Industry, California, from the Company's stockholder under triple-net agreements expiring through December 31, 2017. The Company also leases equipment with unrelated parties expiring through October 2016. The Company had subleased a portion of its facilities to an unrelated party through June 2013.
Minimum annual rental payments under all agreements are as follows:

Year Ending December 31,	Related Party	Non-Related Party	Total
2014	2,467,000	101,000	2,568,000
2015	2,541,000	100,000	2,641,000
2016	1,252,000	36,000	1,288,000
2017	164,000	—	164,000
	$6,424,000	$237,000	$6,661,000

Total rent expense for the year ended December 31, 2013, net of sublease income of $177,000, amounted to approximately $2,545,000. Rent charged by the stockholder amounted to $2,390,907.
Raw material purchase commitment:
The Company is committed to purchase aluminum wire over the next two years amounting to a total of approximately $2,000,000.
Loan receivable:
The Company has loaned its stockholder $754,074 under an unsecured loan which bears interest at 1% per annum. The principal and accrued interest will be repaid in five annual installments, from December 31, 2010 through December 31, 2014. This amount is presented in the equity section of the balance sheet. The stockholder was charged $15,081 of interest on this loan during the year ended December 31, 2013.
NOTE 7: CONCENTRATIONS

Customers:

As of December 31, 2013, there were four customers that accounted for approximately 79% of the Company’s receivables. For the year ended December 31, 2013, there were four customers accounting for approximately 58% of the Company’s sales.

Cash:

The Company maintains cash balances at a bank where amounts on deposit may exceed $250,000 throughout the year. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

ALLFAST FASTENING SYSTEMS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
For the year ended December 31, 2013

NOTE 8: INCOME TAX
The Company's accounting for income taxes requires the recognition of the impact of a tax position in the financial statements only if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. At December 31, 2013, the Company has no unrecognized tax benefits.
The Company recognizes interest and penalties related to income tax matters in interest expense and operating expenses, respectively. As of December 31, 2013, the Company has no accrued interest and penalties related to uncertain tax positions.
The Company files income tax returns in the U.S. federal and California and Washington state jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2009.
NOTE 9: SUBSEQUENT EVENTS
Management has evaluated subsequent events through April 7, 2014, the date which the financial statements were available to be issued. There were no subsequent events noted that would require adjustment to or disclosure in these financial statements.